AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                                  HUMASCAN INC.

                                       AND

                              MARTA C. KOLLMAN and

                                DARYL J. KOLLMAN


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                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                -----
ARTICLE I--EXCHANGE OF SHARES; CONSIDERATION......................................................................1
         1.1      Transactions....................................................................................1
         1.2      Consideration...................................................................................1
         1.3      Closing.........................................................................................2
         1.4      Delivery of Certificates at the Closing.........................................................2

ARTICLE II--REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS....................................................2
         2.1      Organization; Subsidiaries......................................................................2
         2.2      Authority; Corporate Action.....................................................................3
         2.3      No Conflict: Required Filings and Consents......................................................3
         2.4      Capitalization; Ownership of Company Stock......................................................3
         2.5      Licenses and Permits; Compliance with Laws......................................................4
         2.6      Financial Statements............................................................................4
         2.7      Real Property...................................................................................5
         2.8      Material Contracts..............................................................................6
         2.9      Litigation......................................................................................7
         2.10     Taxes; Tax Returns and Audits...................................................................7
         2.11     Absence of Certain Changes......................................................................7
         2.12     Employee Benefit Plans..........................................................................9
         2.13     Labor Relations; Employees......................................................................9
         2.14     Insurance Policies; Claims.....................................................................10
         2.15     Intellectual Property..........................................................................10
         2.16     Personal Properties; Assets....................................................................11
         2.17     Brokers........................................................................................11
         2.18     Records........................................................................................11
         2.19     No Illegal or Improper Transactions............................................................11
         2.20     Related Transactions...........................................................................12
         2.21     Environmental, Health and Safety Matters.......................................................12
         2.22     Year 2000 Compliance...........................................................................12
         2.23     Investment Representations.....................................................................13
         2.24     Disclosure.....................................................................................13
         2.25     HumaScan Shares................................................................................13

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF HUMASCAN..........................................................13
         3.1      Organization...................................................................................14
         3.2      Authority; Corporate Action....................................................................14
         3.3      No Conflict; Required Filings and Consents.....................................................14
         3.4      Securities and Exchange Commission Reports; Financial Statements...............................15
         3.5      Capitalization.................................................................................16
         3.6      Material Contracts; No Operations..............................................................16
         3.7      Litigation.....................................................................................16
         3.8      Taxes, Tax Returns and Audits..................................................................17
         3.9      Employee Benefit Plans.........................................................................17
         3.10     Labor Relations................................................................................17
         3.11     Personal Properties; Assets....................................................................17
         3.12     Bank Accounts..................................................................................18
         3.13     Records........................................................................................18
         3.14     Environmental, Health and Safety Matters.......................................................18
         3.15     Disclosure.....................................................................................18
         3.16     Brokers........................................................................................18
         3.17     HumaScan Shares................................................................................18

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
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
ARTICLE IV--COVENANTS OF THE SHAREHOLDERS........................................................................19
         4.1      Conduct of Business............................................................................19
         4.2      Access to Information; Confidentiality.........................................................21
         4.3      No Other Negotiations..........................................................................21
         4.4      No Securities Transactions.....................................................................22
         4.5      Fulfillment of Conditions......................................................................22
         4.6      Disclosure of Certain Matters..................................................................22
         4.7      Certain Consents...............................................................................22
         4.8      Information for Exchange Act Notice............................................................22
         4.9      Company Lien Search............................................................................23
         4.10     Repayment of Debt..............................................................................23
         4.11     Payment to HumaScan............................................................................23

ARTICLE V--COVENANTS OF HUMASCAN.................................................................................23
         5.1      Conduct of Business............................................................................23
         5.2      Access to Information; Confidentiality.........................................................25
         5.3      No Other Negotiations..........................................................................26
         5.4      Fulfillment of Conditions......................................................................26
         5.5      Disclosure of Certain Matters..................................................................26
         5.6      Consents.......................................................................................27
         5.7      Blue Sky Compliance............................................................................27
         5.8      Information Statement..........................................................................27
         5.9      Cessation of Operations........................................................................27
         5.10     Issuance of Warrants, etc......................................................................27
         5.11     HumaScan Lien Search...........................................................................27
         5.12     Form 10-KSB....................................................................................28

ARTICLE VI--JOINT COVENANTS OF THE PARTIES.......................................................................28
         6.1      Further Action.................................................................................28
         6.2      Schedules......................................................................................28
         6.3      Regulatory and Other Authorizations............................................................28
         6.4      Indemnification and Director and Officer Liability Insurance...................................28
         6.5      Recapitalization...............................................................................29
         6.6      Registration of Shares.........................................................................29
         6.7      Survival.......................................................................................29

ARTICLE VII--CONDITIONS TO CLOSING...............................................................................29
         7.1      Conditions to Each Party's Obligations.........................................................29
         7.2      Conditions to the Obligations of the Shareholders..............................................30
         7.3      Conditions to the Obligations of HumaScan......................................................31

ARTICLE VIII--INDEMNIFICATION....................................................................................33
         8.1      General Indemnification by the Shareholders....................................................33
         8.2      Notice, Etc....................................................................................33
         8.3      Adjustment to Consideration; Payment...........................................................34
         8.4      Representations and Warranties.................................................................35
         8.5      Limitation.....................................................................................35
         8.6      Indemnity as Sole Recourse for Certain Breaches................................................35

ARTICLE IX--TERMINATION..........................................................................................35
         9.1      Methods of Termination.........................................................................35
         9.2      Effect of Termination..........................................................................36


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
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
ARTICLE X--DEFINITIONS...........................................................................................37
         10.1     Certain Defined Terms..........................................................................37

ARTICLE XI--GENERAL PROVISIONS...................................................................................38
         11.1     Expenses.......................................................................................38
         11.2     Notices........................................................................................38
         11.3     Press Release; Public Announcements............................................................39
         11.4     Nonwaiver of Rights............................................................................39
         11.5     Amendment......................................................................................40
         11.6     Headings.......................................................................................40
         11.7     Severability...................................................................................40
         11.8     Entire Agreement...............................................................................40
         11.9     Benefit; Assignment............................................................................40
         11.10    Governing Law..................................................................................40
         11.11    Counterparts...................................................................................40



EXHIBITS

Exhibit A--Certificate of Designations
Exhibit B--Form of Warrants

                                       iii

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                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION dated July 16, 1999, among HUMASCAN INC., a Delaware corporation ("HumaScan"), and DARYL J. KOLLMAN and MARTA C. KOLLMAN, individuals residing at 6707 Amber Avenue, Klamath Falls, Oregon 97603-4190 (collectively "Shareholders"). Certain capitalized terms used in this Agreement shall have the meanings specified in Article X.

         WHEREAS, the Shareholders are the record and beneficial owners of all of the outstanding capital stock of The New Earth Company, Inc. ("Earth Company") and The New Algae Company, Inc. ("Algae Company," together with Earth Company, the "Companies" and individually a "Company") in the respective amounts set forth in Schedule 2.4; and

         WHEREAS, HumaScan wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding shares of the Companies ("Shares") to HumaScan in a transaction intended to qualify as a reorganization within the meaning of IRC Section 368(a)(1)(B), as amended.

         IT IS AGREED:

                                    ARTICLE I
                        EXCHANGE OF SHARES; CONSIDERATION

         1.1 Transactions. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), the Shareholders shall transfer, assign and convey to HumaScan all the Shares and HumaScan shall acquire all the Shares from the Shareholders in exchange for the HumaScan Shares described in Section 1.2.

         1.2 Consideration. The consideration issuable to the Shareholders for the Shares shall be 13,000,000 shares of HumaScan's common stock, par value $.01 per share ("HumaScan Common Stock"), and 748,507 shares of HumaScan Series B Preferred Stock ("HumaScan Preferred Stock;" together with the HumaScan Common Stock, the "HumaScan Shares") with the designations, preferences and rights, including voting rights, set forth in the Certificate of Designations attached hereto as Exhibit A ("Consideration"). The Consideration shall be allocated and delivered to each Shareholder in equal amounts upon delivery to HumaScan of the certificates representing the Shares held by the Shareholders, together with executed stock powers (or, if any certificate is lost, an affidavit of lost certificate and indemnity agreement reasonably satisfactory to HumaScan). The number of HumaScan Shares constituting the portion of the Consideration issuable to any Shareholder shall be rounded up or down to the nearest whole number of shares. The HumaScan Shares shall not be registered under securities laws, will be issued in a private transaction under exemptions from the registration requirements of applicable Federal and state securities laws, and resale thereof will be subject to restrictions contained in such securities laws.

         1.3 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing ("Closing") to be held at 10:00 a.m., local time, on the third Business Day after the date on which the last of the conditions to Closing set forth in Article VII hereof (other than conditions to be satisfied at the Closing) are fulfilled or waived by the appropriate party, as the case may be, at the offices of Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

         1.4 Delivery of Certificates at the Closing. At the Closing, the Shareholders shall deliver to HumaScan certificates representing the Shares, duly executed in form for transfer, not bearing restrictive legends of any nature other than legends referring to restrictions imposed by Federal and state securities laws and free and clear of any Liens (as hereinafter defined). At the Closing, HumaScan shall deliver to the Shareholders the certificates representing the HumaScan Shares. The certificates for the HumaScan Shares shall bear the legend set forth in Schedule 1.4 hereof.

                                   ARTICLE II
                               REPRESENTATIONS AND
                         WARRANTIES OF THE SHAREHOLDERS

         Each of the Shareholders, jointly and severally, represents and warrants to HumaScan that, as of the date hereof:

         2.1      Organization; Subsidiaries.

                  (a) Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. Each Company is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify (which states are listed in Schedule 2.1(a)), except where the failure to so qualify would not reasonably be expected to have, either singly or in the aggregate, a material adverse effect on the results of operations, financial condition, business, assets or prospects of either of the Companies (a "Company Material Adverse Effect") or materially impair any Shareholder's ability to consummate the transactions contemplated by this Agreement. Each Company has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

                                       2
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                  (b) Neither Company owns, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity, including any partnership, limited partnership, limited liability company, business trust, joint venture or any other business entity, and is not a party to any agreement to acquire any such securities or interest.

         2.2 Authority; Corporate Action. Each of the Shareholders has all authority to enter into this Agreement and to consummate the transactions contemplated hereby. Subject to the terms and conditions hereof, this Agreement (and the other agreements and instruments contemplated hereby) constitutes the valid, binding and enforceable obligation of each Shareholder, enforceable against each such party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         2.3      No Conflict: Required Filings and Consents.

                  (a) The execution and delivery of this Agreement (and the other agreements and instruments contemplated hereby) by each of the Shareholders, and the performance by each of the Shareholders of their respective obligations under this Agreement (and the other agreements and instruments contemplated hereby), does not (i) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to any Shareholder or the Shares or by which the ability of the Shareholders to consummate the transactions would be adversely affected as a consequence of such violation or default, or (ii) except as set forth on Schedule 2.3(a), result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which either Shareholder is a party or by which the Shares are subject.

                  (b) The execution and delivery of this Agreement (and the other agreements and instruments contemplated hereby) by each of the Shareholders, and the performance of this Agreement (and the other agreements and instruments contemplated hereby) by each of the Shareholders, does not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, except compliance with the applicable requirements, if any, of the Exchange Act (as defined), Securities Act (as defined), state securities laws, state takeover laws or Nasdaq.

         2.4 Capitalization; Ownership of Company Stock. The authorized capital stock of each Company and the number of issued and outstanding shares of each


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Company are set forth in Schedule 2.4 and the Shareholders are the record and beneficial owners of all of the outstanding capital stock of each Company, free and clear of all Liens except as set forth on Schedule 2.4 hereof. There are no options, warrants, subscriptions, conversion rights or securities exchange rights or other securities or other contractual rights outstanding which require, or give any person the right to require, the issuance, delivery or sale (including a right of conversion or exchange) of any capital stock of the Companies, whether or not such rights are presently exercisable. There are no preemptive rights, rights of first refusal or other similar agreements obligating a Company to offer any shares of its capital stock to any person and none of the shares of a Company were issued in violation of any such rights. Except as set forth on Schedule 2.4, no holder of any securities of either Company (or securities issuable in exchange therefor) has the right to require any party to register such securities under the Securities Act, either on a "demand" or a "piggyback" basis.

         2.5 Licenses and Permits; Compliance with Laws. Each Company holds all permits, licenses and approvals (collectively, the "Permits") from all Federal, state and local governmental authorities necessary for it to own, lease and operate its properties and to carry on its businesses as now being conducted, and no such Permit has been rescinded and all such Permits are in full force and effect, except for such Permits the failure to hold which would not reasonably be expected to have, either singly or in aggregate, a Company Material Adverse Effect. The business of each Company is being and has been conducted in compliance with the Permits and all applicable laws, statutes, ordinances, regulations, judgments, orders, decrees, concessions, grants and other authorizations of any governmental authority, except for such failures that would not reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect. Neither Company is in default in any respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder, except where such defaults would not reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect. Neither the execution and delivery of this Agreement nor any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby nor compliance by each Shareholder with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit, except for such Permits the loss or impairment of which would not reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect. Neither Company presently provides any services that would require that Company to obtain any authorization or make any registration in any foreign country.

         2.6      Financial Statements.

                  (a) Attached as Schedule 2.6(a) are the combined financial statements of the Companies for (i) the year ended December 31, 1998, consisting of an audited balance sheet, statement of operations, statement of cash flows

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and statement of shareholders' equity, together with a report thereon of
PricewaterhouseCoopers LLP, and (ii) the period from January 1, 1999 through May 31, 1999, consisting of an unaudited balance sheet and statement of operations (collectively, the "Company Financial Statements"). The Company Financial Statements, including all related notes and schedules thereto, fairly present in all material respects the financial position of each Company as at the respective dates thereof and the results of operations of each Company for the periods indicated in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject, in the case of interim financial statements, to normal year-end adjustments.

                  (b) The accounts receivable of each Company reflected on the balance sheet as at May 31, 1999 (each a "Balance Sheet") included in the Company Financial Statements have arisen from bona fide transactions and are reflected on the books and records of the respective Company in accordance with GAAP. Reserves for any uncollectability of any such accounts receivable have been established on the books and records of each Company in accordance with GAAP and are reflected on the respective Balance Sheet. The prepaid items and deferred charges recorded on the respective Balance Sheet constitute a full and complete presentation of each and every material prepaid item and deferred charge which each Company is entitled to list, in accordance with GAAP, as an asset on such Balance Sheet.

                  (c) Each Company has no debts, liabilities, commitments or obligations (including, without limitation, any unasserted claims for which there are circumstances known or which should reasonably be known to exist by such Company or any Shareholder that could serve as a basis therefor), absolute or contingent, liquidated or unliquidated, matured or unmatured, or due or to become due or otherwise, except for liabilities and obligations (i) reflected as liabilities on the respective Balance Sheet, or (ii) that have arisen since May 31, 1999, in the ordinary course of business for each Company and not exceeding $75,000 in the aggregate.

         2.7 Real Property. The Companies own the real property set forth on
Schedule 2.7 ("Real Property"). Each Company has good and marketable title in fee simple absolute to the Real Property, free and clear of all Liens, except as set forth in Schedule 2.7. The Shareholders have delivered or made available to HumaScan copies of the deeds and other instruments (as recorded) by which the Companies acquired the Real Property and copies of all title insurance policies, opinions, abstracts and surveys in possession of the Companies. All buildings and structures owned by the Companies on the Real Property lie wholly within the boundaries of the Real Property and do not encroach upon the property of, or otherwise conflict with the property rights of, any other person. Schedule 2.7 contains a true, correct and complete list and brief description of all (a) real property leased or subleased by each Company and (b) other material real property utilized or accessed by each Company in the operation of its respective business, including all rights-of-way and easement agreements, all of which properties are hereinafter referred to as the "Leased Real Property." The

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Shareholders have provided to HumaScan true, correct and complete copies of the leases other agreements or arrangements under which such Company has the right to use the Leased Real Property ("Leases") and any sublease to or other similar agreement or arrangement with any third party with respect to such premises ("Subleases"). The space occupied by each Company is adequate for its current operations and planned operations through December 31, 2010. Except as set forth in Schedule 2.7, neither Company has subleased any Leased Real Property to others. Each Company is in compliance with all of the provisions of its Leases and Subleases and is not in default thereunder, except where such default or noncompliance would not have a Company Material Adverse Effect. Each leasehold interest (i) is valid, subsisting and in full force and effect; and (ii) is not subject to any Liens (other than collateral assignments of the leases granted by the landlords thereunder to the extent permitted by the terms of Leases and which do not interfere with or detract from a Company's use of the property subject to Leases). There are no facts known to any of the Shareholders which would prevent any Leased Real Property from being occupied by each Company immediately after the Closing in substantially the same manner as before. The execution and delivery of this Agreement, and the performance of the obligations of each of the Shareholders hereunder, will not constitute a default under any Lease and do not require the consent of any other party to any Lease except for consents listed on Schedule 2.3(b), all of which have been obtained, except as otherwise noted in Schedule 2.3(b).

         2.8      Material Contracts.

                  (a) Schedule 2.8(a) sets forth a complete and correct list of all agreements of the following types to which either Company is a party or by which it or the Shares is bound or subject and all or any portion of which are currently in effect (collectively, the "Material Contracts"): (i) agreements that would be required to be filed as exhibits to any filings or reports (collectively, the "Required Reports") made by HumaScan under the Securities Act or Exchange Act following the Closing; (ii) employment, severance, termination, consulting and retirement agreements; (iii) loan agreements, indentures, letters of credit, mortgages, notes and other debt instruments; (iv) other agreements, including contracts with customers and suppliers, that require aggregate future payments to or by each Company of more than $50,000; (v) agreements containing any "change of control" provisions that will be triggered by any of the transactions contemplated by this Agreement; (vi) agreements, arrangements or understandings with any director or officer of either Company or with any Shareholder or with any affiliate of any thereof; (vii) agreements prohibiting a Company from engaging or competing in any line of business or limiting such competition; (viii) joint venture, partnership and similar agreements; (ix) acquisition or divestiture agreements relating to the sale or purchase of assets or stock of either Company (other than sales of inventory in the ordinary course of business) or the purchase of assets or stock of any other person (other than the purchase of inventory, supplies or equipment in the ordinary course of business); (x) brokerage, finder's or financial advisory agreements; (xi) guarantees of indebtedness for borrowed money of any person; (xii) material


                                        6

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licensing and rights arrangements for any Intellectual Property (as defined), including all licenses of Intellectual Property and any related rights to or granted by either Company (or any Shareholder); and (xiii) all other agreements that, individually or together with one or more related agreements, are material to the assets, financial condition, business or operations of each Company. True and complete copies of all Material Contracts have been delivered to HumaScan or made available for inspection. Neither Company is currently, nor has it been during the past five years, a party to any prime contract, subcontract, basic ordering agreement, letter contract, arrangement, purchase order, or delivery order of any kind, including all amendments, modifications, and options thereunder or relating thereto, given by a party holding itself out as a Federal or state government or agency, division, subdivision or procuring office or agent thereof.

                  (b) All Material Contracts are valid and in full force and effect and neither Company has (nor does any Shareholder have any knowledge that any other party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Material Contract. The execution and delivery of this Agreement and the performance of the obligations of each Company hereunder will not constitute a default under any Material Contract or Lease or Sublease.

         2.9 Litigation. Except as set forth on Schedule 2.9, there are no actions, suits, arbitrations, mediations or other proceedings pending or, to the knowledge of any of the Shareholders, threatened against either Company at law or in equity before any court, Federal, state, municipal or other governmental department or agency or other tribunal nor are there any customer complaints or other circumstances which could reasonably be expected to serve as a basis for same. Neither Company nor its property or assets is subject to any order, judgment, injunction or decree of any court or governmental authority.

         2.10 Taxes; Tax Returns and Audits. Each Company has prepared and filed on a timely basis with all appropriate Federal, state, local and foreign governmental authorities all returns in respect of Taxes it is required to file on or prior to the Closing and all such returns completely and accurately set forth the amount due of any Taxes relating to the applicable period. Each Company has paid in full all Taxes due on or before the Closing and, in the case of Taxes accruing on or before the Closing that are not due on or before the Closing, has established adequate reserves on its books and records and financial statements (including its Balance Sheet) for such payment in accordance with GAAP. Each Company has withheld from each payment made to any of its present or former employees, officers, directors or other party all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities. Except as set forth on Schedule 2.10, (i) there are no assessments against either Company with respect to Taxes that have been issued and are outstanding;
(ii) no governmental authorities have audited or, to the knowledge of each of the Shareholders, examined either Company in respect of Taxes; (iii) neither

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Company has executed or filed any agreement extending the period of assessment or collection of any Taxes which has not yet expired by its terms; (iv) neither Company has received written notification from any governmental authority of its intention to commence any audit or investigation; and (v) neither Company is a party to, or bound by, or has any obligation under any Tax sharing or Tax indemnification agreement, provision or arrangement, whether formal or informal, and no power of attorney, which is currently in effect, has been granted with respect to any matter relating to Taxes of such Company. The obligations, if any, resulting from the tax audit referred to in Schedule 2.10 are personal obligations of the Shareholders and are not obligations of the Companies.

         2.11 Absence of Certain Changes. Except as set forth on Schedule 2.11, neither Company has, since May 31, 1999:

                  (a) issued, delivered or agreed to issue any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

                  (b)      borrowed or agreed to borrow any funds;

                  (c) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the ordinary course of business and consistent with prior practice;

                  (d) made capital expenditures exceeding $25,000 in the aggregate for each Company;

                  (e) other than the payments to Donald and Neil Townsend described in Section 4.10 hereof, discharged or satisfied any obligation or encumbrance other than ordinary operating expenses and trade payables reflected on the Balance Sheet, and trade payables and other operating expenses incurred after May 31, 1999 in the ordinary course of business and consistent with prior practice, all of which payments have been made in a manner consistent with prior practice;

                  (f) failed to pay any payables when due, consistent with prior practice;

                  (g) sold, transferred, leased to others or otherwise disposed of any assets outside of the ordinary course of business or canceled or compromised any debt or claim, or waived or released any right of substantial value;

                  (h) received any notice of termination or threatened termination of any Material Contract, Lease, Sublease, Permit or other agreement, or suffered any damage, destruction or loss (whether or not covered by insurance), the effect of which would reasonably be expected to have a Company Material Adverse Effect;

                  (i) encountered any labor union organizing activity labor disputes or had any material adverse change in its relations with its employees or agents, clients or insurance carriers;

                  (j) made any accrual or arrangement for any payment or any bonus, or any increase in compensation or any severance or termination payment to (i) any present or former officer or employee of either Company; or (ii) any person, firm or corporation which is or was furnishing professional or consulting services to such Company;

                  (k) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any license or any of the Intellectual Property used in the businesses or operations of either Company, or licensed or otherwise transferred or disposed of any of its material Intellectual Property;

                  (l) except as set forth in Schedule 2.11(l), declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any of its Shareholders or any affiliate of any of its Shareholders, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any of its Shareholders or any affiliate of any of its Shareholders, whether on account of debt, management fees or otherwise;

                  (m) suffered any material adverse change, in any case or in the aggregate, in its assets, liabilities, financial condition, results of operations or business; or

                  (n) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (h), (i) or (m)).

         2.12 Employee Benefit Plans. Schedule 2.12 sets forth a list of all the employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), programs and arrangements maintained by each Company for the benefit of any current or former employee, officer or director of such Company (collectively, the "Company Benefit Plans"). Each Company Benefit Plan intended to be qualified under Sections 401(a) and 501(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service that it is so qualified and, to the knowledge of each Company and each of the Shareholders, nothing has occurred since the date of the most recent letter that could reasonably be expected to materially adversely affect the qualified status of any Company Benefit Plan (other than amendments to such Company Benefit Plan and changes in applicable law for which the remedial amendment period has not yet expired). Each Company Benefit Plan has been operated in all material respects in accordance with the terms and requirements of applicable law and all required returns and filings for each Company Benefit Plan have been timely made, except for failures that would not have a Company Material Adverse Effect. Neither Company nor any other entity under common control (within the meaning of Section 414(b) or (c) of the Code) with such Company has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with any Company Benefit Plan and no fact or event exists, to the knowledge of each of the Shareholders, that could reasonably be expected to give rise to any such liability. All contributions due and payable on or before the date hereof in respect of each Company Benefit Plan have been made in full and in proper form.

         2.13 Labor Relations; Employees. Neither Company is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of such Company. To the knowledge of each of the Shareholders, there have been no labor organization activities involving any of the employees of either Company during the last five years. None of the employees of the Company is subject to an employment agreement or employment restriction with such Company or, to the knowledge of each of the Shareholders, with any prior employer, and all employees of each Company are terminable at will. No employee of either Company other than a Shareholder has any right or claim (legal, equitable or otherwise) to receive any Consideration.

         2.14 Insurance Policies; Claims. All the insurance policies and bonds maintained by or on behalf of the Companies are provided by reputable insurers or issuers, and provide adequate coverage for all normal risks incident to the businesses of each Company and its assets. No claims have been made against either Company as a result of allegedly defective products or services or any alleged libelous, slanderous or defamatory statements or activities and none of the Shareholders or either of the Companies knows of any circumstances which could reasonably be expected to give rise to any such claim. No insurance policy issued to or on behalf of either Company has ever been canceled by the policy issuer. No issuer of any policy covering either Company or any of its assets, operations or employees has refused to honor a claim during the past three years.

         2.15     Intellectual Property.

                  (a) Each Company owns or possesses all right, title and interest in and to, or a valid and enforceable license or other right to use all of the Intellectual Property that is used in or necessary to the conduct of the business of such Company. Schedule 2.15(a) identifies all material Intellectual

Property that is used or necessary in the conduct of the business of each Company (including all applications and registrations therefor). Except as disclosed in Schedule 2.15(a), (i) each Company has the exclusive right to use its Intellectual Property; (ii) all registrations with respect thereto are in full force and effect; (iii) all relevant documentation and explanatory materials relating thereto in reasonable detail has been provided to HumaScan; and (iv) each Company has taken appropriate and reasonable security measures to protect the secrecy and confidentiality of such Company's trade secrets and related Intellectual Property. All Intellectual Property licensed to third parties is listed on Schedule 2.15(a). Neither Company has infringed, misappropriated or otherwise violated any Intellectual Property of any other person and, to the knowledge of each of the Shareholders, no person is infringing upon any Intellectual Property right of either Company. To the knowledge of each Shareholder, no circumstances exist which would reasonably form the basis for any challenge the ownership or other rights to use the Intellectual Property.

                  (b) "Intellectual Property" means all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all registered and unregistered, statutory and common law trademarks, service marks and service mark rights, trade dress, trade names and trade name rights, corporate names and domain names and URLs and all the goodwill associated therewith; all registered and unregistered, statutory and common law, copyrights; all registrations, applications and renewals for any of the foregoing; all protocols, codes and operating systems; and all trade secrets, confidential information, formulae, compositions, manufacturing and production processes and techniques, research information, drawings, specifications, design plans, improvements, proposals, technical and computer data, documentation and software, brand names, inventions, processes, trade dress, business and product names, industrial models, designs, methodologies, computer programs (including all source codes), databases, HTML, Java and related codes, technical information, engineering and technical drawings, financial business and marketing plans, customer and supplier lists and related proprietary information, marketing materials and all other proprietary rights.

         2.16 Personal Properties; Assets. Each Company (a) has good and marketable title to all personal properties and assets used by it in the conduct of its business (except personal properties sold or otherwise disposed of since June 1,1999 in the ordinary course of business), and those personal properties acquired after May 31, 1999 and not thereafter disposed of, free and clear of all Liens, except (i) statutory Liens securing payments not yet due, (ii) such imperfections or irregularities of title, claims, Liens, charges, security interests or encumbrances which do not secure monetary obligations and which do not materially affect the use or marketability of the personal properties or assets subject thereto or affected thereby or otherwise materially impair a Company's business operations or use of such assets and (iii) those Liens described on Schedule 2.16, and (b) is the lessee of all other personal property not owned by it reflected on Schedule 2.16. Each lease for such personal property that is material to the businesses of a Company is valid without default thereunder by the lessee or, to the knowledge of each of the Shareholders, each lessor and each Company is in possession of the personal property purported to be leased thereunder. The personal properties and assets of each Company are in good operating condition and repair (ordinary wear and tear excepted), and constitute all of the personal properties and assets which are necessary for the businesses and operations of the Company.

         2.17 Brokers. Except as set froth on Schedule 2.17, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of each Company or each Shareholder.

         2.18 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of each Company are complete and correct in all material respects, and there have been no material transactions involving either Company of the type typically recorded in such records that have not been recorded.

         2.19 No Illegal or Improper Transactions. Neither Company nor any officer, director, employee, agent or affiliate of either Company has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for the benefit of such Company, (ii) illegally or improperly facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law.

         2.20 Related Transactions. Except for compensation and related arrangements with employees for services rendered consistent with past practices and as set forth on Schedule 2.20 hereof, no current or former director, officer, employee or shareholder of either Company, nor any immediate family member of any of the foregoing, has been (a) a party to any transaction with such Company (including, but not limited to, any contract, agreement or other arrangements providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or Shareholder) entered into since January 1,1996 or which otherwise have terms that are currently in effect, or (b) the direct or indirect owner of a one (1%) percent or more equity interest in any corporation, firm, association or business organization which is a present competitor, supplier or customer of either Company, nor does any such person receive income from any source other than a Company which relates to the business of, or should properly accrue to, such Company.

         2.21     Environmental, Health and Safety Matters.

                  (a) Each Company is in compliance with Environmental, Health and Safety Requirements, except for such noncompliance as would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) Neither Company has received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to such Company or its property arising under Environmental, Health, and Safety Requirements.

         2.22     Year 2000 Compliance.

                  (a) All Information Technology (as defined) created by the Companies or used in or relied on by the Companies in the conduct of their businesses has been designed or modified, as the case may be, to record, store, process and present date/time data (including without limitation, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000 and leap year calculations, and all such Information Technology is not reasonably expected to malfunction, cease to function or provide invalid or incorrect results or degrade in performance as a result of date/time data, including to the extent that other Information Technology, when used in combination with Information Technology of such Company, properly exchanges date/time data with it.

                  (b) "Information Technology" means electronic data, communications and other systems utilizing computer hardware, computer software, computer firmware and other similar or related items including source codes, operating codes, programs, utilities and other software.

         2.23 Investment Representations. Each Shareholder represents as to him/herself that (i) all HumaScan Shares to be acquired by such Shareholder pursuant to this Agreement will be acquired for his or her account and not with a view towards distribution thereof; (ii) he/she must bear the economic risk of the investment in the HumaScan Shares, which cannot be sold by him/her unless they are registered under the Securities Act, or an exemption therefrom is available thereunder; (iii) he/she has had both the opportunity to ask questions and receive answers from the officers and directors of HumaScan and all persons acting on HumaScan's behalf concerning the business and operations of HumaScan and to obtain any additional information to the extent HumaScan possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information; and (iv) he/she has reviewed copies of the HumaScan Reports described in Section 3.4. Each Shareholder acknowledges, as to him/herself, that (a) he/she is either (i) an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act or (ii) a person possessing sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in HumaScan; and (b) he/she understands that the certificates representing the HumaScan Shares shall bear legends to the effect that the HumaScan Shares may not be transferred except upon compliance with (i) the registration requirements of the Securities Act (or an exemption therefrom) and (ii) the provisions of this Agreement.

         2.24 Disclosure. No representation or warranty by any of the Companies or the Shareholders contained in this Agreement or any Schedule hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         2.25 HumaScan Shares. The Shareholders acknowledge that the number of shares of HumaScan Common Stock authorized by its certificate of incorporation is 25,000,000, which number is insufficient to allow conversion of the HumaScan Preferred Stock or the warrants to be issued pursuant to Section 5.10 without the effectuation of the reverse stock split referred to in Section 6.5.

                                   ARTICLE III
                               REPRESENTATIONS AND
                             WARRANTIES OF HUMASCAN

         HumaScan represents and warrants to the Shareholders as follows:

         3.1 Organization. HumaScan is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

         3.2 Authority; Corporate Action. HumaScan has all necessary corporate power and authority to enter into this Agreement (and the other agreements and instruments contemplated hereby) and to consummate the transactions contemplated hereby and thereby. Subject to the completion of the action described in Section 6.5, all corporate action necessary to be taken by HumaScan to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by HumaScan in connection with the transactions contemplated hereby or thereby has been duly and validly taken and this Agreement and other agreements and instruments contemplated hereby have been duly executed and delivered by HumaScan. Subject to the terms and conditions hereof, this Agreement and the other agreements and instruments contemplated hereby constitute the valid, binding and enforceable obligations of HumaScan, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3.3      No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement (and the other agreements and instruments contemplated hereby) by HumaScan and the performance thereto of its obligations under this Agreement (and the other agreements contemplated hereby) will not (i) conflict with or violate its Certificate of Incorporation or By-laws, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to HumaScan or by which its properties or assets is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of HumaScan pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which HumaScan is a party or by which HumaScan or any of its properties or assets is bound or subject, except, in the case of clauses (ii) and (iii), above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not reasonably be expected to have a HumaScan Material Adverse Effect.

                  (b) The execution and delivery of this Agreement (and the other agreements and instruments contemplated hereby) by HumaScan does not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, except (i) compliance with the applicable requirements, if any, of the Exchange Act, Securities Act, state securities laws or state takeover laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a HumaScan Material Adverse Effect.

         3.4      Securities and Exchange Commission Reports; Financial
Statements.

                  (a) Except as set forth in Section 3.4(c), HumaScan has filed all forms, reports, statements and other documents required to be filed with the Commission under the Exchange Act since January 1,1998. The Representatives of the Companies and the Shareholders have had access to, in the same form filed with the Commission, together with any amendments thereto, copies of HumaScan's
(i) Annual Report on Form 10-K for the year ended December 31, 1997 and all Quarterly Reports on Form 10-Q filed since January 1,1998, (ii) all proxy statements relating to meetings of shareholders (whether annual or special) since January 1, 1998, (iii) all reports on Form 8-K filed since January 1,1998,
(iv) Form 12b-25 relating to the Annual Report on Form 10-KSB for the year ended December 31, 1998, and (v) all other reports or registration statements (as of their respective effective dates) filed by HumaScan since January 1, 1998 (collectively, the "HumaScan Reports"). As of their respective filing dates, the HumaScan Reports (i) complied as to form in all material respects with the requirements of the Exchange Act (and applicable rules and regulations thereunder) and the Securities Act (and applicable rules and regulations thereunder) and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements of HumaScan for the nine month period ended September 30, 1998 (collectively, the "HumaScan Financial Statements") are contained in the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998. The HumaScan Financial Statements, including all related notes and schedules thereto, fairly present in all material respects the consolidated financial position of HumaScan as at the respective dates thereof and the consolidated results of operations and cash flows of HumaScan for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject, in the case of interim financial statements, to normal year-end adjustments. Since the date of the HumaScan Financial Statements HumaScan has sold substantially all of its assets and ceased its operations. Attached hereto as Schedule 3.4(b) is an unaudited balance sheet of HumaScan at December 31, 1998.

                  (c) HumaScan has not filed its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, with the Commission and has not engaged auditors to audit its financial statements for such fiscal year. HumaScan has not filed its Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

         3.5 Capitalization. The authorized capital stock of HumaScan and the number of issued shares of each class of capital stock is set forth in Schedule
3.5. Except as set forth on Schedule 3.5, there are no options, warrants, subscriptions, conversion rights or securities exchange rights or other securities or other contractual rights outstanding which require, or give any person the right to require, the issuance, delivery or sale (including right of conversion or exchange) of any capital stock of HumaScan , whether or not such rights are presently exercisable. There are no pre-emptive rights, rights of first refusal or other similar agreements obligating HumaScan to offer any shares of its capital stock to any person. Except as set forth on Schedule 3.5 no holder of any securities of HumaScan (or securities issuable in exchange therefor) has the right to require any party to register such securities under the Securities Act (as defined), either on a "demand" or a "piggyback" basis. HumaScan does not have outstanding any bonds, debentures, notes or other obligations under the terms of which the holders of which have any rights to vote with the shareholders of HumaScan. HumaScan has reserved 2,589,107 shares of HumaScan Common Stock for issuance pursuant to stock-based awards (including employee stock options) that may be made under the HumaScan 1996 Stock Incentive Plan and other options, warrants and rights to acquire securities of HumaScan (exclusive of the warrants referred to in Section 5.10 and shares of HumaScan Common Stock issuable upon conversion of the shares of HumaScan Preferred Stock to be issued at the Closing). Upon consummation of the transactions contemplated hereby, effectuation of the reverse stock split referred to in Section 6.5 and conversion of the HumaScan Preferred Stock to be issued to the Shareholders but without giving effect to the exercise of the warrants to be issued pursuant to
Section 5.10, the Shareholders will own 92.049% of the shares of HumaScan Common Stock to be then outstanding.

         3.6 Material Contracts; No Operations. Except as set forth in Schedule 3.6, there are no contracts, agreements or other documents required to be filed with the HumaScan Reports that have not been filed as exhibits thereto under the Exchange Act ("HumaScan Material Contracts"). Except as set forth on Schedule 3.6, HumaScan is not currently a party to any material contract, agreement or other arrangement. HumaScan has ceased its operations and the HumaScan Material Contracts, other than those set forth in Schedule 3.6, have been terminated and have no further force and effect.

         3.7 Litigation. There are no actions, suits, arbitrations, mediations or other proceedings pending or, to the knowledge of HumaScan, threatened against HumaScan at law or in equity before any court, Federal, state, municipal or other governmental department or agency or other tribunal nor are there any customer complaints or other circumstances which could reasonably serve as a basis for same. Neither HumaScan nor its property is subject to any order, judgment, injunction or decree. No claim, action, proceeding or investigation is pending or, to the best knowledge of HumaScan, threatened against HumaScan which could impact HumaScan or its assets.

         3.8 Taxes, Tax Returns and Audits. HumaScan has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) prepared and filed on a timely basis with all appropriate Federal, state, local and foreign governmental authorities all returns in respect of Taxes it is required to file on or prior to the Closing Date or by such date will have obtained the appropriate extensions to file, and all such returns completely and accurately (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will completely and accurately) set forth the amount due of any Taxes relating to the applicable period. HumaScan has paid (or, in the case of Taxes becoming due after the date hereof and on or before the Closing Date, will have paid) in full all Taxes due on or before the Closing Date and, in the case of Taxes accruing on or before the Closing Date that are not due on or before the Closing Date, HumaScan has or will have established adequate reserves on its books and records and financial statements for such payment in accordance with GAAP. HumaScan has withheld from each payment made to any of its present or former employees, officers, directors or other party all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities. In addition, except as set forth on Schedule 3.8, (i) there are no assessments against HumaScan with respect to Taxes that have been issued and are outstanding; (ii) no governmental authorities have audited or, to the knowledge of HumaScan, examined HumaScan in respect of Taxes; (iii) HumaScan has not executed or filed any agreement extending the period of assessment or collection of any Taxes which has not yet expired by its terms; (iv) HumaScan has not received written notification from any governmental authority of its intention to commence any audit or investigation; and (v) HumaScan is not a party to or bound by or nor does it have any obligation under any tax sharing or tax indemnification agreement, provision or arrangement, whether formal or informal, and no power of attorney, which is currently in effect, has been granted with respect to any matter relating to Taxes of HumaScan.

         3.9 Employee Benefit Plans. HumaScan is not a party to any employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and other than the 1996 Stock Incentive Plan, HumaScan has no programs and arrangements maintained for the benefit of any current or former employee, officer or director.

         3.10 Labor Relations. HumaScan is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of HumaScan. To the knowledge of HumaScan, there have been no labor organization activities involving any of the employees of HumaScan during the last five years. There are no employment agreements currently in effect between HumaScan and any employee.

         3.11 Personal Properties; Assets. HumaScan (a) has good and marketable title to all personal property and assets owned by it free and clear of all Liens, except (i) statutory Liens securing payments not yet due, and (ii) such imperfections or irregularities of title, claims, Liens, charges, security interests or encumbrances which do not secure monetary obligations and which do not materially affect the use or marketability of the personal properties or assets subject thereto or affected thereby or otherwise materially impair the use of such assets. The personal properties and assets of HumaScan are in good operating condition and repair (ordinary wear and tear excepted).

         3.12 Bank Accounts. Schedule 3.12 sets forth the name of each bank in which HumaScan has an account or safe deposit box, vault, lock-box or other arrangement, the account number and description of each account at each bank and the names of all persons authorized to draw thereon or to have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from HumaScan.

         3.13 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of HumaScan are complete and correct in all material respects, and there have been no material transactions involving HumaScan of the type typically recorded in such records that have not been recorded.

         3.14     Environmental, Health and Safety Matters.

                  (a) HumaScan is in compliance with Environmental, Health and Safety Requirements, except for such noncompliance as would not reasonably be expected to have, either singly or in the aggregate, a HumaScan Material Adverse Effect.

                  (b) HumaScan has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to HumaScan or its property arising under Environmental, Health, and Safety Requirements, the subject of which would reasonably be expected to have, either singly or in the aggregate, a HumaScan Material Adverse Effect.

         3.15 Disclosure. No representation or warranty by HumaScan contained in this Agreement or any Schedule hereto, when taken together with the HumaScan Reports, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         3.16 Brokers. Except as set forth on Schedule 3.16, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of HumaScan.

         3.17 HumaScan Shares. Upon issuance in accordance with the terms of this Agreement, the HumaScan Shares will be validly issued, fully paid and non-assessable; provided that the issuance of shares of HumaScan Common Stock upon conversion of the HumaScan Preferred Stock and exercise of the warrants referred to in Section 5.10 is subject to the effectiveness of the transactions referred to in Section 6.5.

                                   ARTICLE IV
                          COVENANTS OF THE SHAREHOLDERS

         4.1 Conduct of Business. Each Shareholder covenants and agrees that, from the date hereof through the Closing Date, except as otherwise set forth in this Agreement or agreed to by HumaScan in writing, they shall cause each Company to:

                  (a) conduct its business only in the ordinary course and in a manner consistent with the current practice of such business, preserve substantially intact the business organization of each Company, use its best efforts to keep available the services of the current employees of each Company and preserve the current relationships of each Company with customers and other persons with which a Company has significant business relations, and comply with all requirements of law, the violation of which would reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect;

                  (b) not (i) issue, sell, transfer, dispose of, pledge or otherwise encumber or grant any rights or interests to others of any kind with respect to, all or any part of its capital stock, including but not limited to the issuance of any options, obligations, rights, warrants or other securities convertible into or exchangeable for its capital stock, or any other class of securities, whether debt or equity, of any Company or enter into any discussions or negotiations with any other party to do so; or (ii) amend or otherwise modify the terms of any such securities, options, obligations, rights or warrants in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof.

                  (c) except as set forth on Schedule 4.1(c), not sell, lease, transfer, dispose of, pledge or otherwise encumber any of its property or assets other than consistent with past practices and in the ordinary course of business or enter into any discussions or negotiations with any other party to do so;

                  (d) except as set forth on Schedule 4.1(d), not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of its capital stock, or directly or indirectly redeem or purchase any such capital stock;

                  (e) not, in any manner whatsoever, advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business) or distribute to any of the Shareholders or any of their affiliates, or otherwise withdraw, cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing obligations of each Company in accordance with their terms;

                  (f) not make, agree to make or announce any general wage or salary increase or enter into or amend any employment contract or, unless provided for by contract executed on or before the date of this Agreement and provided to HumaScan, increase the compensation payable or to become payable to any of its officers or employees or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

                  (g) not make any capital expenditures, except in the ordinary course of business and consistent with past practices;

                  (h) not propose or adopt any amendments to its Certificate of Incorporation or By-laws, except as contemplated hereby;

                  (i) not merge or consolidate with, or acquire all or substantially all of the assets of, or otherwise acquire any business operations of, any person or entity or enter into any agreement for any of the foregoing;

                  (j) not (i) change any of its methods of accounting in effect at December 31, 1998, or (ii) make or rescind any material, express or deemed election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ending December 31, 1998;

                  (k) not deviate from past practices or schedules with respect to the payment of accounts payable or collection of accounts receivable;

                  (l) not prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than indebtedness incurred in the ordinary course of business consistent with past practices;

                  (m) not enter into or modify in any material respect any Material Contract, Lease or Permit other than in the ordinary course of business;

                  (n) not take any action that will, or could reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being inaccurate or in any of the conditions to the transactions contemplated hereby not being satisfied;

                  (o) continue to maintain and service the assets of each Company consistent with past practice; and maintain insurance policies providing insurance coverage for its business and the assets of each Company of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered; and

                  (p) forebear from agreeing in writing or otherwise to do any of the foregoing other than the matters referred to in paragraphs (a) and (o).

         4.2      Access to Information; Confidentiality.

                  (a) Between the date of this Agreement and the Closing Date, the Shareholders shall cause each Company to (i) permit HumaScan and its Representatives reasonable opportunity to meet with and ask questions of the appropriate officers of the Companies and grant reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of each Company; (ii) permit HumaScan and its Representatives to make such inspections thereof as they may reasonably request; and (iii) furnish HumaScan and its Representatives with such financial and operating data (including without limitation the work papers of each Company's accountants) and other information with respect to each Company as HumaScan may from time to time reasonably request.

                  (b) Shareholder shall hold and shall cause his/her Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all terms of this Agreement and related agreements and all documents and information concerning HumaScan furnished to them by HumaScan or its Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by any of the Shareholders, (ii) in the public domain through no fault of any of the Shareholders or (iii) later lawfully acquired by any of the Shareholders from another source, which source shall not be the agent of HumaScan or person under confidentiality obligation to HumaScan) and, except as otherwise required by applicable law, rule or regulation, none of the Shareholders shall release or disclose such information to any other person, except its auditors, actuaries, attorneys, financial advisors, bankers and other consultants and advisors who need to know same in connection with this Agreement.

         4.3 No Other Negotiations. Unless and until this Agreement shall have been terminated pursuant to its terms, none of the Shareholders or any of their Representatives shall, directly or indirectly, solicit, institute, initiate, pursue or enter into any inquiries, discussions, proposals or negotiations with any person concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving a Company or disclose, directly or indirectly, any information not customarily disclosed to the public concerning a Company, afford to any other person access to the properties, books or records of a Company, or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets of a Company.

         4.4 No Securities Transactions. Neither of the Shareholders shall engage in any transactions involving the securities of HumaScan prior to the Closing Date. In addition, each Shareholder covenants that he/she will not sell or otherwise transfer any HumaScan Shares acquired in this transaction unless such stock is registered under the Securities Act or an exemption therefrom is available.

         4.5 Fulfillment of Conditions. The Shareholders shall use their best efforts to fulfill, or cause to be fulfilled, the conditions specified in
Article VII to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes taking or refraining from such actions as may be necessary to fulfill such conditions (including causing each Company to conduct its business in such manner that on the Closing Date the representations and warranties concerning the Companies contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

         4.6 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, the Shareholders shall give HumaScan prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties concerning any of the Companies contained herein to be inaccurate or otherwise misleading, (c) gives a Shareholder any reason to believe that any of the conditions set forth in Article VII will not be satisfied, or (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of a Company.

         4.7 Certain Consents. The Shareholders, in consultation with HumaScan and its Rep resentatives, shall use their best efforts to obtain consents under all Material Contracts, Leases and Permits and all other instruments to which each Company is a party or by which it is bound which require the consent of any other party or person either by the terms thereof or as a matter of law in connection with the transactions contemplated hereby.

         4.8 Information for Exchange Act Notice. The Shareholders will cooperate with HumaScan in the preparation of HumaScan's mailing to its stockholders of an Information Statement pursuant to Rule 14f-1 of the Exchange Act and furnish to HumaScan all information as HumaScan or its counsel may reasonably request and that is required or customary for inclusion in the Information Statement. The Shareholders covenant that all information furnished by the Shareholders for inclusion in the Information Statement will comply in all material respects with the applicable provisions of the Exchange Act and will not at the time of the mailing of the Information Statement contain any untrue statement of a material fact or omit to state any material fact required to be stated therein and necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         4.9 Company Lien Search. The Shareholders will as soon as practicable after the execution of this Agreement, order and provide to HumaScan a lien search ("Company Lien Search") by a mutually acceptable company of each of the Companies in respect of Uniform Commercial Code filings, Federal and state tax lien and judgments, and Federal and state courts (including bankruptcy court) in each jurisdiction in which the Companies are incorporated and conduct a substantive portion of their business operations, as listed in Schedule 2.1(a) which Lien Search will be paid by the Shareholders.

         4.10 Repayment of Debt. Prior to the Closing Date, the Shareholders shall cause the Companies to repay all amounts due to Donald Townsend and Neil Townsend (collectively the "Townsends") including accrued interest or will obtain, if required, the written consent of the Townsends to the transactions contemplated hereby in accordance with the terms of this Agreement. As of the date hereof, the outstanding obligations owed by the Companies to the Townsends equal approximately $1.7 million.

         4.11 Payment to HumaScan. On the Closing Date, the Shareholders shall cause the Companies to pay HumaScan $75,000 to reimburse HumaScan for its expenses in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V
                              COVENANTS OF HUMASCAN

         5.1 Conduct of Business. HumaScan covenants and agrees that from the date hereof through the Closing Date HumaScan will conduct its business and operations consistent with the plan to consummate the transactions contemplated hereby and terminate the operations of HumaScan, including:

                  (a) complying with all requirements of law, the violation of which would reasonably be expected to have, either singly or in the aggregate, a HumaScan Corporation Material Adverse Effect;

                  (b) not (i) issuing, selling, transferring, disposing of, pledging or otherwise encumbering or granting any rights or interests to others of any kind with respect to, all or any part of its capital stock, including issuing any options, obligations, rights, warrants or other securities convertible into or exchangeable for its capital stock, or any other class of securities, whether debt or equity, of HumaScan other than pursuant to outstanding instruments defining the rights of securities holders; or (ii) amending or otherwise modifying the terms of any outstanding options, obligations, rights or warrants in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

                  (c) not declaring any dividend or making any distribution in cash, securities or otherwise on the outstanding shares of its capital stock other than as required by the Certificate of Incorporation, or directly or indirectly redeeming or purchasing any such capital stock;

                  (d) not, in any manner whatsoever, advancing, transferring (other than in payment for goods received or services rendered in the ordinary course of business) or distributing to any of the shareholders of HumaScan or any of their affiliates, or otherwise withdrawing, cash or cash equivalents in any manner inconsistent with established cash management practices, except paying existing obligations of HumaScan in accordance with their terms;

                  (e) not making, agreeing to make or announcing any general wage or salary increase or entering into any employment contract or, unless provided for by contract executed on or before the date of this Agreement and provided to the Companies, increasing the compensation payable or to become payable to any of its officers or employees or adopting or increasing the benefits of employee bonus, insurance, pension or other employee benefit plan, payment or arrangement, except as a result of changes in applicable law or regulations;

                  (f)      not making any capital expenditures;

                  (g) except as contemplated hereby, not proposing or adopting any amendments to its Certificate of Incorporation or By-laws;

                  (h) not merging or consolidating with, or acquiring all or substantially all of the assets of, or otherwise acquiring any business operations of, any person or entity or entering into any agreement for any of the foregoing;

                  (i) not (i) changing any of its methods of accounting in effect at December 31, 1998, or (ii) making or rescinding any material, express or deemed election relating to taxes, settling or compromising any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or changing any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ended December 31, 1998;

                  (j) not deviating from past practices or schedules with respect to the payment of accounts payable or collection of accounts receivable;

                  (k) not prepaying, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than indebtedness incurred in the ordinary course of business consistent with past practices;

                  (l) not entering into or modifying in any material respect any HumaScan Material Contract, other than in the ordinary course of business, provided HumaScan may enter into and modify its officer and director liability insurance, including its renewal and/or extension through tail and similar arrangements;

                  (m) not taking any action that will, or could reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being inaccurate in a manner that would result in a HumaScan Material Adverse Effect or in any of the conditions to the transactions contemplated hereby not being satisfied; and

                  (n) forebearing from agreeing in writing or otherwise to do any of the foregoing other than the matters referred to in paragraph (a).

Nothing herein shall prohibit HumaScan from selling or assigning, with or without consideration, its domestic and foreign trademarks and other intellectual property relating to its discontinued operations.

         5.2      Access to Information; Confidentiality.

                  (a) Between the date of this Agreement and the Closing Date, HumaScan will (i) permit the Shareholders and their Representatives reasonable opportunity to meet with and ask questions of the appropriate officers of HumaScan and grant reasonable access to all the books, records, reports and other related materials, offices and other facilities and properties of HumaScan; and (ii) permit the Shareholders and their Representatives to make such inspections thereof as they may reasonably request; and (iii) furnish the Shareholders and their Representatives with such financial and operating data (including without limitation the work papers of HumaScan's accountants) and other information with respect to HumaScan as the Shareholders may from time to time reasonably request.

                  (b) HumaScan shall hold and shall cause its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning any of the Companies or the Shareholders furnished to them by the Shareholders or their Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by HumaScan, (ii) in the public domain through no fault of HumaScan or (iii) later lawfully acquired by HumaScan from another source, which source shall not be the agent of any of the Shareholders or person under confidentiality obligation to any of the Shareholders and, except as otherwise required by applicable law, rule or regulation, HumaScan shall not release or disclose such information to any other person, except its auditors, actuaries, attorneys, financial advisors, bankers and other consultants and advisors who need to know same in connection with this Agreement.

         5.3      No Other Negotiations.

                  (a) Unless and until this Agreement shall have been terminated pursuant to its terms, neither HumaScan nor any of its Representatives shall, directly or indirectly, solicit, institute, initiate, pursue or enter into any inquiries, discussions, proposals or negotiations with any person concerning any merger, sale of all the assets, tender offer, sale of shares of stock or similar transaction involving HumaScan or disclose, directly or indirectly, any information not customarily disclosed to the public concerning HumaScan, afford to any other person access to the properties, books or records of HumaScan, or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, or sale of all assets of a HumaScan Party.

                  (b) Notwithstanding Section 5.3(a) to the contrary, in the event that there is an unsolicited proposal to enter into a merger, business combination, purchase of substantially all the assets or similar transaction of or with HumaScan, HumaScan, at its discretion, may furnish to and communicate with the party or parties public and non-public information requested by them and HumaScan may negotiate with these parties in good faith in respect of any of these proposals, if its board of directors determines that the failure to provide information to or negotiate with the party or parties may constitute a breach of their fiduciary duties as directors of HumaScan to the shareholders of HumaScan. Notwithstanding anything herein to the contrary, nothing will prohibit the board of directors from responding to a tender offer or complying with its obligations under Rules 14d-9 or 14e-2 of the Exchange Act. HumaScan shall give the Shareholders prompt notice of the occurrence of any event referred to in this Section 5.3(b).

         5.4 Fulfillment of Conditions. From the date hereof to the Closing, HumaScan shall use its best efforts to fulfill or cause to be fulfilled the conditions specified in Article VIII to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of HumaScan in such manner that on the Closing Date the representations and warranties of HumaScan contained herein shall be accurate as though then made).

         5.5 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, HumaScan shall give the Shareholders prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of HumaScan contained herein to be inaccurate or otherwise misleading, (c) gives HumaScan any reason to believe that any of the conditions set forth in Article VII will not be satisfied, or (d) is of a nature that would result in a HumaScan Material Adverse Effect.

         5.6 Consents. HumaScan, in consultation with the Shareholders, shall use its best efforts to obtain any necessary consents, if any, of any other party or person required as a matter of law or otherwise in order to consummate the transactions contemplated hereby.

         5.7 Blue Sky Compliance. HumaScan will make such filings in each jurisdiction wherein resides a Shareholder as may be necessary under the laws of such jurisdiction to permit the issuance of the HumaScan Shares hereunder, to the extent the laws of such jurisdiction permit such issuance.

         5.8 Information Statement. HumaScan will mail to its stockholders the Information Statement described in Section 4.8 hereof in accordance with the provisions of the Exchange Act.

         5.9 Cessation of Operations. Notwithstanding anything to the contrary contained in Article V or elsewhere in this Agreement, HumaScan shall be permitted to take any additional action as may be necessary or incidental to continue the cessation of its operations and shall promptly thereafter give written notice to the Shareholders of such action.

         5.10 Issuance of Warrants, etc. Concurrently with the Closing, HumaScan shall (i) pay Andromeda, Inc. ("Andromeda"), in consideration for its services rendered to HumaScan in connection with the transactions contemplated by this Agreement, a cash fee of $25,000 and shall issue to Andromeda or its designees warrants to purchase 1,085,209 shares of Common Stock of HumaScan exercisable at $0.1229 per share in the form of Exhibit B annexed hereto ("Andromeda Warrants"), (ii) issue to Hateley & Hampton or its designees and Wharton Capital Partners, Ltd. ("Wharton") warrants to purchase 3,255,629 shares and 2,897,508 shares, respectively, of Common Stock of HumaScan exercisable at $0.0069 per share in the form of Exhibit B annexed hereto (the "H&H and Wharton Warrants") and (iii) pay to Wharton, in consideration for its services rendered in connection with the transactions contemplated by this Agreement, a cash fee of $100,000.

         5.11 HumaScan Lien Search. HumaScan will, as soon as practicable after the execution of this Agreement, order and provide to the Shareholders a lien search ("HumaScan Lien Search") by a mutually acceptable company of HumaScan in respect of Uniform Commercial Code filings, Federal and state tax lien and judgments, and Federal and state courts (including bankruptcy court) in each jurisdiction in which HumaScan is incorporated and conducts a substantive portion of its business operations, which Lien Search will be paid by HumaScan.

         5.12 Form 10-KSB. HumaScan will prepare and file its Annual Report on form 10-KSB for the fiscal year ended December 31, 1998 and its Quarterly Report on Form 10-QSB for the periods ended March 31, 1999 and June 30, 1999, as soon as practicable after the execution of this Agreement.

                                   ARTICLE VI
                         JOINT COVENANTS OF THE PARTIES

         6.1 Further Action. Each of the Parties shall execute all documents and other instruments and take all further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         6.2 Schedules. The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, except as otherwise provided herein, the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

         6.3 Regulatory and Other Authorizations. The Parties will promptly make all necessary filings, if any, and use their best efforts to obtain all authorizations, consents, orders and approvals of all Federal, state and other regulatory bodies and officials that are required for the consummation of the transactions contemplated by this Agreement and will cooperate fully with each other in connection therewith.

         6.4      Indemnification and Director and Officer Liability Insurance.

                  (a) HumaScan and the Shareholders agree that all rights to indemnification for acts or omissions occurring prior to the Closing Date now existing in favor of the current directors and officers of HumaScan as provided in the certificate of incorporation or bylaws of HumaScan or in any indemnification agreements shall survive the Closing Date and shall continue in full force and effect in accordance with their terms.

                  (b) If after the Closing Date, HumaScan shall cause to be maintained in effect the policies of directors' and officers' liability insurance, the policies will cover former officers and directors of HumaScan.

                  (c) If, after the Closing Date, HumaScan or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns assume the obligations set forth in this Section 6.4.

                  (d) The provisions of this Section 6.4 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives and shall survive the Closing.

         6.5 Recapitalization. As promptly as practicable after the Closing, the Shareholders will take such actions as are necessary to cause HumaScan to effectuate a reverse stock split, in the ratio of 1:10.8520933, of the HumaScan Common Stock, including without limitation the authorization of such stock split by the Shareholders and the dissemination to the stockholders of HumaScan of such information with respect thereto as is required by the securities laws of the United States and General Corporation Law of the State of Delaware.

         6.6 Registration of Shares. Promptly after the Closing, the Shareholders shall cause HumaScan to file with the Commission a registration statement under the Securities Act to register for sale to the public such number of authorized but unissued shares of HumaScan Common Stock as are necessary for HumaScan to meet the "public float" requirements for listing the HumaScan Common Stock for quotation on Nasdaq. Such registration statement shall also include the shares issuable upon the conversion of the HumaScan Preferred Stock to be issued to the Shareholders and the shares of HumaScan Common Stock issuable upon exercise of the warrants to be issued pursuant to Section 5.10 and may include such other shares as the Shareholders determine. The Shareholders and HumaScan shall use their best efforts to cause such registration statement to be declared effective by the Commission as soon as practicable after the effectuation of the reverse split contemplated by Section 6.5.

         6.7 Survival. Each representation, warranty, covenant and agreement made or deemed made by any Party to another under this Agreement shall survive the Closing, and shall continue in full force and effect until such time as the obligation to indemnify with respect to such representation, warranty, covenant or agreement terminates.

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

         7.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Directors and Officers of HumaScan. On the Closing Date the persons listed on Schedule 7.1(a) shall have been elected directors of HumaScan;

                  (b) No Governmental Order or Regulation. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, and no regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits consummation of the transactions contemplated hereby, and no litigation pending or threatened regarding same;

                  (c) Issuance of Securities. The Andromeda Warrants and the H&H and Wharton Warrants shall have been issued to Andromeda, Hateley & Hampton and Wharton, respectively, and Andromeda shall have been paid its $25,000 fee and Wharton shall have been paid its $100,000 fee; and

                  (d) Obligations to HumaScan Shareholders. The Board of Directors of HumaScan has not determined, in good faith and in accordance with its fiduciary responsibilities to the HumaScan shareholders, after being advised by outside counsel, to withdraw its recommendation to proceed with the transactions contemplated hereby.

         7.2 Conditions to the Obligations of the Shareholders. The obligations of each Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. Without supplementation after the date hereof, the representations and warranties of HumaScan contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be complied with by HumaScan on or before the Closing Date shall have been complied with, and the Shareholders shall have received a certificate of an officer of HumaScan to such effect; provided, however, that if this condition shall be fulfilled, the Shareholders shall have no right to terminate this Agreement under Section 9.1(c) if, in the aggregate and taken as a whole, the breach of any of such representation and warranties or covenants would not result in a HumaScan Material Adverse Effect;

                  (b) Legal Opinion. The Shareholders shall have received from Graubard Mollen & Miller, counsel to HumaScan, a legal opinion addressed to the Shareholders, dated the Closing Date, opining in all material respects to the effect of the matters set forth in Sections 3.1, 3.2, 3.3 and 3.17 (except that the opinions with respect to the matters set forth in Section 3.3(a)(ii) and
(iii) may be to the best of such counsel's knowledge);

                  (c) Consents. HumaScan shall have obtained and delivered to the Shareholders all government and private third party consents described in Sections 5.6 and 6.3 hereto;

                  (d) No Material Adverse Change; Cessation of Business Operations. At the Closing, there shall have been no material adverse change in the assets, liabilities, financial condition or business of HumaScan as of the date of this Agreement ("HumaScan Material Adverse Change"). Between the date of this Agreement and the Closing Date, there shall not have occurred an event which would reasonably be expected to constitute a HumaScan Material Adverse Effect. On or before the Closing Date, HumaScan shall have terminated its business operations;

                  (e) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by HumaScan in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by the officers of HumaScan as of the Closing, shall have been delivered to the Shareholders; and

                  (f) Lien Search. HumaScan shall have provided the HumaScan Lien Search to the Shareholders.

         7.3 Conditions to the Obligations of HumaScan. The obligations of HumaScan to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. Without supplementation after the date hereof, the representations and warranties of the Shareholders contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing, and all the covenants and agreements contained in this Agreement to be complied with by any of the Shareholders on or before the Closing Date shall have been complied with, and HumaScan shall have received a certificate of each of the Shareholders to such effect; provided, however, that if this condition shall be fulfilled, HumaScan shall have no right to terminate this Agreement under
Section 9.1(b) if, in the aggregate and taken as a whole, the breach of any of such representation and warranties or covenants would not result in a Company Material Adverse Effect;

                  (b) Legal Opinion. HumaScan shall have received from Hateley & Hampton, P.C., counsel to each of the Shareholders, a legal opinion addressed to HumaScan, dated the Closing Date, opining in all material respects to the effect of the matters set forth in Sections 2.1, 2.2, 2.3 and 2.4 (except that the opinions in Section 2.3(a)(ii) may be to the best of such counsel's knowledge);

                  (c) Consents. The Shareholders shall have obtained and delivered to HumaScan all governmental and private third party consents to the transactions contemplated hereby (as described in Sections 4.7 and 6.3 hereto) as necessary to ensure the uninterrupted continuation of the Material Contracts, Leases and Permits;

                  (d) No Material Adverse Change. Except as provided in this Agreement, at the Closing, there shall have been no material adverse change in the assets, liabilities, financial condition or business of Companies as of May 31, 1999 ("Company Material Adverse Change"). Between the date of this Agreement and the Closing Date, there shall not have occurred an event which would reasonably be expected to constitute a Company Material Adverse Effect;


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



                  (e) Necessary Proceedings. All actions to be taken by the Shareholders in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by each Shareholder as of the Closing Date, shall have been delivered to HumaScan;

                  (f) Release by Shareholders. Each Shareholder shall execute and deliver to HumaScan a certificate acknowledging and agreeing that, except as set forth in this Agreement, each Company has no obligation or duty to their respective Shareholders (or any of its affiliates) now owing or to become due and that each such Shareholder has no rights with respect to any assets or securities of the Company;

                  (g) Lien Search; Coast Loan. The Companies shall have provided the Company Lien Search to HumaScan and the assets of the Companies shall be free and clear of all Liens except for Liens granted to Coast Business Credit, a division of Southern Pacific Bank ("Coast"). The amount owing to Coast shall not exceed $15,000,000;

                  (h) Company Shares. The Shares shall be free and clear of all Liens; and

                  (i) D&O Insurance. HumaScan shall have obtained a binder for directors and officers liability insurance having limits at least equal to those in effect on the date hereof and providing for such insurance to be in effect for at least one year after the Closing Date.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 General Indemnification by the Shareholders. Subject to the limitations set forth in Section 8.5, the Shareholders shall jointly and severally indemnify and hold harmless HumaScan, from and against, and shall reimburse HumaScan for, any Damages which may be sustained, suffered or incurred by any of them, whether as a result of any Third Party Claim or otherwise, and which arise or result from or in connection with or are attributable to (i) the breach of any of a Shareholder's covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement; or (ii) the operation of Company's business prior to the Closing Date. Claims made for indemnity hereunder must be made prior to the second anniversary of the Closing Date, except that with respect to claims arising as a result of a breach of the representations and warranties in (A) Sections 2.1, 2.2 and 2.4, such claims may be made without limitation as to time, and (B) Section 2.10, such claims must be made prior to one year after the expiration of the statute of limitations for each respective Tax. Any claim for indemnity asserted within the relevant period shall survive until resolved.


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


         8.2      Notice, Etc.

                  (a) Third Party Claims. In the event that HumaScan ("Indemnified Party") becomes aware of a Third Party Claim for which a Shareholder ("Indemnifying Party") would be liable hereunder, the Indemnified Party shall give reasonably prompt notice in writing to the Indemnifying Party of such Claim, identifying the basis for such Claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such Claim whether or not the Claim is a Third Party Claim ("Claim Notice"); provided, however, that any delay in giving such Claim Notice will not be deemed a waiver of nor result in any discontinuation of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually materially prejudiced by such delay. The Indemnifying Party may, and upon request of the Indemnified Party shall, retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, however, that any Indemnified Party is hereby authorized, prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (y) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party defends. A Third Party Claim may not be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release; provided, however, that the Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) if such Claim is not exclusively for monetary Damages.

                  (b) Direct Claims. In the event any Indemnified Party shall have a Direct Claim against any Indemnifying Party hereunder, the Indemnified Party shall send a Claim Notice with respect to such Claim to the Indemnifying Party.

                  (c) Books and Records. After delivery of a Claim Notice or other notification of a claim, so long as any right to indemnification exists pursuant to this Article VIII, the affected Parties each agree to retain all books and records related to such Claim. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings. Any information or documents made available to any Party hereunder and designated as confidential by the Party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the Party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the Parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third party (except for the representatives of the Party being provided with the information, in which event the Party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

         8.3 Adjustment to Consideration; Payment. Any indemnification payments made hereunder after the Closing Date shall be deemed to be an adjustment to the Consideration. In payment thereof, the Shareholders shall return to HumaScan, for cancellation, shares of HumaScan Common Stock valued at the average of the closing prices of the HumaScan Common Stock, as quoted in the market on which such shares are traded, for the thirty (30) trading days ending on the second trading day prior to the day on which such payment is due.

         8.4 Representations and Warranties. For purposes of calculating the amounts payable for a claim of indemnification arising out of a breach of a representation or warranty made by the Indemnifying Party, the representations and warranties shall be deemed to have been made without any materiality qualifications or standards which may be contained in such representation or warranty.

         8.5 Limitation. The Indemnifying Party shall not be required to indemnify the Indemnified Party hereunder unless the aggregate of all amounts for which indemnity would otherwise be due to the Indemnified Party against it exceeds $250,000, and then only for amounts in excess of $250,000. For purposes of this Section 8.5, the Shareholders shall collectively be considered as a single Party.


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



         8.6 Indemnity as Sole Recourse for Certain Breaches. After the Closing Date, a Party may seek remedy against any other Party with respect to any representation or warranty hereunder only under and in accordance with the terms of this Article VIII.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

                  (a) By mutual written consent of HumaScan and the Shareholders;

                  (b) By HumaScan (if it is not then in material breach of its obligations hereunder) if (i) a material default or breach shall be made by a Shareholder with respect to the due and timely performance of any of their covenants and agreements contained herein and such default or breach results or would result in a HumaScan Material Adverse Effect and such default or breach cannot be cured within a reasonable period of time, or (ii) if any of the Shareholders' representations and warranties, (x) made without any materiality standard, are not true and correct in all material respects as of the date hereof and as of the Closing Date or (y) made with any materiality standard, are not true and correct in all respects as of the date hereof and as of the Closing Date; provided, however, that the inaccuracies of any such representations or warranties shall not give rise to the right to terminate under this clause (ii) of this Section 9.1(b)(ii) unless the inaccuracies, in the aggregate and taken as a whole, do not reflect and would not result in a Company Material Adverse Effect;

                  (c) By the Shareholders (if they are not then in material breach of their obligations hereunder) if (i) a material default or breach shall be made by HumaScan with respect to the due and timely performance of any of their covenants and agreements contained herein and such default or breach results or would result in a HumaScan Material Adverse Effect and such default or breach cannot be cured within a reasonable period of time, or (ii) if HumaScan representations and warranties, (x) made without any materiality standard, are not true and correct in all material respects as of the date hereof and as of the Closing Date or (y) made with any materiality standard, are not true and correct in all respects as of the date hereof and as of the Closing Date, provided, however, that the inaccuracies of any such representations or warranties shall not give rise to the right to terminate under this clause (ii) of this Section 9.1(c)(ii) unless the inaccuracies, in the aggregate and taken as a whole, do not reflect and would not result in a HumaScan Material Adverse Effect; and

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



                  (d) By HumaScan, if pursuant to Section 7.1(e), the Board of Directors of HumaScan shall withdraw, modify or change its recommendation so that it is not in favor of this Agreement or the transactions contemplated hereby.

                  (e) By either the Shareholders or HumaScan (if the terminating Party is not then in material breach of its obligations hereunder) if the Closing Date has not occurred by August 31, 1999 for any reason unless the Parties agree to an extension in writing.

         9.2 Effect of Termination. In the event of termination by a Party, or both Parties, pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given to the other Party and all obligations (except as set forth in this Section 9.2) of the Parties shall terminate and no Party shall have any right against the other Party hereto. Notwithstanding the foregoing, if this Agreement is so terminated by one Party under Section 9.1(b) or (c) above, it is expressly agreed and understood that the non-terminating party shall, within five days of termination, pay or reimburse the terminating party for all the documented out-of-pocket reasonable fees and expenses incurred by the terminating party (including the reasonable fees and expenses of its counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby, and if such termination is with respect to a representation or warranty made upon execution of this Agreement or a breach of a representation or warranty deemed to be made at the Closing and such breach was caused by factors within the control of the non-terminating party, then the terminating Party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, Damages relating thereto shall survive such termination unimpaired. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                  (a) Each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party, relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

                  (b) All confidential information received by either Party hereto with respect to the business of the other Party shall be treated in accordance with Sections 4.2 and 5.2 hereof, which shall survive such termination or abandonment.


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



                                    ARTICLE X
                                   DEFINITIONS

         10.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

                  "Commission" means the Securities and Exchange Commission.

                  "Company Material Adverse Effect" means a material adverse effect on the results of operations, financial conditions, business, assets or prospects of a Company, or a material impairment of a Shareholders ability to consummate the transactions contemplated by this Agreement.

                  "Damages" means the dollar amount of any loss, damage, cost, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and a third party, which is determined (as provided in Article
VIII) to have been sustained, suffered or incurred by a Party and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement.

                  "Direct CIaim" means a claim by Party against another Party.

                  "Environmental, Health and Safety Requirements" means all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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




                  "HumaScan Material Adverse Effect" means a material adverse effect on the financial condition or assets of HumaScan and its subsidiaries, taken as a whole and considered as one enterprise, or an event that would materially impair HumaScan's ability to consummate the transactions contemplated by this Agreement.

                  "Lien" means any lien, claim, charge, option, security interest, restriction or encumbrance.

                  "Party" means HumaScan, on the one hand, and the Shareholders, on the other hand (collectively, the "Parties").

                  "Representatives" of either Party means such Party's employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments, levies or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

                  "Third Party Claim" means a claim, demand, suit, proceeding or action by a person, firm, corporation or government entity other than a Party hereto or any affiliate of such Party.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. The Shareholders shall pay all such expenses incurred by the Companies.

         11.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered personally or by facsimile or one day after delivery to a nationally recognized overnight courier, in each case, to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                  (a)   If to the Shareholders, as set forth in Schedule 2.4(b)

                                    with a copy to:

                                    Hateley & Hampton
                                    1800 Century Park East - 6th Floor
                                    Los Angeles, CA 90067-1501
                                    Attention: Donald P. Hateley
                                    Facsimile: (310) 229-5799

                  (b)   if to HumaScan:

                                    HumaScan Inc.
                                    c/o Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York 10016
                                    Attention: Noah Scooler, Esq.
                                    Facsimile: (212) 818-8881

                                    with a copy to:

                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York 10016
                                    Attention:  David Alan Miller, Esq
                                    Facsimile No.:  (212) 818-8881


         11.3 Press Release; Public Announcements. No Party shall make any public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and approval by the other Party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, HumaScan may make any disclosure which its counsel advises is required by applicable law or regulation, in which case HumaScan shall give the Shareholders reasonable advance notice and opportunity to comment.

         11.4 Nonwaiver of Rights. The representations, warranties, covenants and agreements made or deemed made by any Party to another shall not be affected or deemed waived by reason of the fact that the other Party or its Representatives knew or should have known that any such representations, warranties, covenants or agreement is or might be inaccurate in any respect. Any furnishing of information by any Party to another pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of the delivering Party to which another Party shall have access or any information obtained by, or made available to, any Party as a result of any investigation made by or on behalf of such Party prior to or after the date of this Agreement, shall not affect such Party's right to rely on any representation, warranty, covenant or agreement made or deemed made by another Party in this Agreement and shall not be deemed a waiver thereof. Notwithstanding the foregoing, in the event a Party learns prior to Closing that a representation, warranty or covenant of the other Party is materially inaccurate, that Party shall have the obligation to notify the other Party of such inaccuracy.

         11.5 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

         11.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         11.8 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement and supersede any prior agreements (including any confidentiality agreement) and undertakings, both written and oral, between any of the Shareholders, Companies and/or HumaScan with respect to the subject matter hereof.

         11.9 Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and the successors and permitted assigns of the Parties and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder. This Agreement is not assignable by any Party without the express written consent of the other Parties.

         11.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         11.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.




                       THE NEXT PAGE IS THE SIGNATURE PAGE

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                                 HUMASCAN INC.

                                        /s/ Christopher Blaxland
                                 By:___________________________________________

                                 Title:  President


                                 SHAREHOLDERS:

                                   /s/ Daryl J. Kollman
                                 ______________________________________________
                                 Daryl J. Kollman, Shareholder

                                   /s/ Marta C. Kollman
                                 ______________________________________________
                                 Marta C. Kollman, Shareholder